EXHIBIT 99.1

CONTACT:

Ken Stromsland

CIO and VP, Investor & Public Relations

(617) 913-8884

info@pixarbio.com

PixarBio Corporation Securities Temporarily Suspended From Trading By The Securities and Exchange Commission

Cambridge, Massachusetts (January 27, 2017): PixarBio Corporation (formerly traded on OTCQX as PXRB) announced today that, pursuant to a January 23, 2017 Order, trading of its securities were temporarily suspended by the Securities and Exchange Commission. The suspension is scheduled to last from January 23, 2017 through February 3, 2017 at 11:59 PM.

PixarBio is currently in the process of providing the SEC with documentation. “We were shocked to have the SEC suspend trading of our stock earlier this week, and we are looking forward to a successful review by the SEC” said PixarBio CEO Frank Reynolds. Reynolds continued “Whatever third parties were responsible for the SEC’s actions shall not stop our future plans to replace addictive opiates in the market. Our team is confident that we will achieve US FDA approval for our 14-Day NeuroRelease pain treatment in late 2018. We can now add our 3-day NeuroRelease to join our 7-Day pain treatment for expected approval in 2019, instead of approval in 2020. In regards to M&A, PixarBio will focus on internal development of our Injectable NeuroScaffold for spinal cord injury, at the JP Reynolds Research Center in Woburn, MA. We believe PixarBio’s injectable NeuroScaffold will lead the SCI industry in new directions for chronic spinal cord injury patients.. Onward and Upward…WE GOT THIS!!”

The NeuroReleaseTM Platform: Non-Addictive and Non-opiate Treatment of Pain

NeuroReleaseTM is a morphine replacement, and non-addictive pain platform for the surgical/hospital setting, for the battlefield, or for acute and chronic pain. First product FDA approval for the platform will be for a 14-day post-surgical pain treatment and it is expected in late 2018.

Major Benefits of NeuroReleaseTM

•            Effects only sensory signals

•            No effect on locomotion nerve fibers, so patients can enter physical therapy quickly

•            Maintains two-point discriminate touch so patients can function

•            No effect on proprioception so no effect on a person feeling of well-being

Therefore, patients will maintain two-point discriminate touch, control of their locomotion nerve fibers so they control voluntary movement to enter rehabilitation quickly with a non-addictive morphine replacement. PixarBio’s NeuroReleaseTM pain platform also includes 3-day, 7-day, and 90-Day pain treatments. NeuroReleaseTM is biodegradable, and it's non-toxic so NeuroReleaseTM can be re-injected for repeat treatment.

PixarBio Corporation was awarded the Boston Business Journal's "2016 Best Places to Work". The award recognizes PixarBio as one of the region's best firms, offering the greatest professional opportunities and work environments to innovate.

PixarBio Corporation •200 Boston Ave, Suite 1875 • Medford, MA 02155

617-913-8884 • investorrelations@pixarbio.com • www.pixarbio.com

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About Noble Capital Markets, Inc.

Noble Capital Markets, established in 1984, is an equity-research driven, full-service, investment & merchant banking boutique focused on the healthcare, media & entertainment, technology and natural resources sectors. The company has offices in Boca Raton, New York and Boston. In addition to NobleCon - the annual multi-sector investor conference and the Media, Finance & Investor Conference, produced in partnership with the National Association of Broadcasters (NAB) and held each spring in Las Vegas, throughout the year Noble hosts numerous “non-deal” corporate road shows across the United States and Canada. Members: FINRA, SIPC, MSRB. www.noblecapitalmarkets.com

About PixarBio Corporation

PixarBio is a public company traded on the OTC markets under the stock symbol PXRB. PixarBio is a specialty pharmaceutical/biotechnology company focused on pre-clinical and clinical commercial development of novel neurological drug delivery systems for post-operative pain. PixarBio researches and develops targeted delivery systems for drugs, devices, or biologics to treat pain, epilepsy, Parkinson’s disease, and spinal cord injury. Our lead product platform, NeuroRelease™, has achieved sustained therapeutic release of non-opiate drugs for post-operative, acute and chronic pain in pre-clinical models. For more information, visit www.pixarbio.com.

Safe Harbor Statement

This announcement includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of PixarBio’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of Biotech and medical device industry regulation and health care legislation in the United States and internationally; global trends on cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; PixarBio’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of PixarBio’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

PixarBio Corp undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be obtained through PixarBio’s corporate headquarters at 200 Boston Ave, Suite 1875 in Medford, MA 02155.

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PixarBio Corporation •200 Boston Ave, Suite 1875 • Medford, MA 02155

617-913-8884 • investorrelations@pixarbio.com • www.pixarbio.com

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